UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer
Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PFG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2025 (the “Closing Date”), pursuant to a purchase agreement among Principal Financial Group, Inc. (the “Company”), Principal Financial Services, Inc. (“PFSI”), TD Securities (USA) LLC, BNP Paribas Securities Corp., BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the several initial purchasers, and High Street Funding Trust III, a Delaware statutory trust (the “Trust”), the Trust completed the issuance and sale of 500,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2055 (the “P-Caps”) for an aggregate purchase price of $500,000,000 in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. The P-Caps do not carry registration rights and may be held only by qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended. The Trust invested the proceeds from the sale of the P-Caps in a portfolio of principal and/or interest strips of U.S. Treasury Securities (the “Eligible Assets”).

On the Closing Date, the Company and PFSI entered into a facility agreement (the “Facility Agreement”) with the Trust and The Bank of New York Mellon Trust Company, N.A., as notes trustee. The Facility Agreement provides that the Company has the right to require the Trust to purchase, on one or more occasions, from the Company (the “Issuance Right”) senior notes in an aggregate principal amount at any one time outstanding and held by the Trust of up to $500,000,000 aggregate principal amount of the Company’s 5.807% Senior Notes due 2055 (the “Senior Notes”). The Company may direct the Trust to grant the right to exercise the Issuance Right with respect to all or a designated amount of the Senior Notes to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company or its consolidated subsidiaries have an obligation) (each, an “Issuance Right Assignee”), who may cause the Senior Notes to be issued to the Trust and receive the corresponding portion of the Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right. Upon an exercise of the Issuance Right, the Company may in certain circumstances elect to deliver, in lieu of some or all of the Senior Notes, an amount in cash equal to the redemption price of such Senior Notes, plus accrued and unpaid interest on such Senior Notes to, but excluding, the settlement date. In consideration of the Issuance Right, the Company will pay to the Trust a facility fee (the “Facility Fee”) calculated at a rate of 1.289% per annum on an amount equal to the maximum aggregate principal amount of Senior Notes that it could issue and sell to the Trust, if any, as of the close of business on the business day immediately preceding each February 15 and August 15, commencing on August 15, 2025, to and including February 15, 2055. On the Closing Date, the Company and PFSI also entered into a trust expense reimbursement agreement with the Trust (the “Trust Expense Reimbursement Agreement”), pursuant to which the Company agreed to reimburse the Trust for its expenses in connection with the transaction, including trustee’s fees. The Senior Notes and the Company’s obligations under the Facility Agreement and Trust Expense Reimbursement Agreement are fully, unconditionally and irrevocably guaranteed by PFSI.

The Issuance Right will be deemed to be exercised automatically in full (1) if the Company or PFSI fails to pay the Facility Fee under the Facility Agreement when due or any amount due and owing under the Trust Expense Reimbursement Agreement or fails to purchase and pay for any Eligible Assets that are due and not paid on their payment date, and such failure is not cured (including payment of any fees as a result of such failure) within 30 days, or (2) upon certain bankruptcy events involving the Company or PFSI. The Company will be required to exercise the Issuance Right in full if (a) it reasonably believes that its consolidated stockholders’ equity, determined in accordance with U.S. GAAP but excluding accumulated other comprehensive income (loss) and equity of non-controlling interests, has fallen below $4 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (b) an event of default under the indenture that governs the Senior Notes has occurred or would have occurred had the Senior Notes been outstanding and (c) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act of 1940, as amended, have occurred. In addition, at any time following exercise of the Issuance Right in whole or in part, other than upon an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the Senior Notes then held by the Trust in exchange for Eligible Assets that entitle the Trust to receive payments of principal and interest in the same amounts that the Trust would have received on the Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, outstanding Senior Notes then held by the Trust, in whole or in part. If any Senior Notes are redeemed prior to August 15, 2054, the redemption price will be equal to the greater of (1) 100% of the principal amount of the Senior Notes being redeemed and (2) a make-whole amount, plus in either case, accrued and unpaid interest on such Senior Notes to, but excluding, the redemption date. If any Senior Notes are redeemed on or after the August 15, 2054, the redemption price will equal 100% of the principal amount of such Senior Notes being redeemed, plus accrued and unpaid interest on such Senior Notes to, but excluding, the redemption date. If the Company redeems any of the outstanding Senior Notes or elects to deliver cash in lieu of Senior Notes upon an exercise of the Issuance Right, the Trust will redeem P-Caps having an initial purchase price equal to the principal amount of Senior Notes to be contemporaneously redeemed or as to which the Company has elected to deliver cash, at a redemption price equal to the redemption price for the Senior Notes, plus accrued and unpaid interest on such Senior Notes to, but excluding, the date of redemption of such Senior Notes. The outstanding P-Caps will be redeemed mandatorily on February 15, 2055 (or, if such day is not a business day, the following business day), unless redeemed earlier. The Trust may also dissolve upon the occurrence of certain other events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

Date: March 6, 2025	By:	/s/ Natalie Lamarque
	Name:	Natalie Lamarque
	Title:	Executive Vice President, General Counsel and Secretary